UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) September 27, 2010

OTIX GLOBAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300
Salt Lake City, UT 84123
(Address of principal executive offices)

(801) 312-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 27, 2010, Otix Global, Inc. (“Otix”) received a proposal from GN ReSound A/S (“GN”) to acquire Otix at a price of $10.00 per common share, less the cost of in-the-money stock options, which Otix estimates to be approximately $0.07 per share, in cash, and otherwise on substantially the same terms as Otix’s pending merger agreement with William Demant Holding A/S.  The GN proposal is subject only to (1) satisfactory review and approval of the disclosure schedule and other schedules and exhibits to the current merger agreement, (2) satisfactory completion of confirmatory due diligence, and (3) execution of a definitive agreement.

Otix’s board of directors will evaluate GN’s proposal to determine whether it currently constitutes, or may become, a superior proposal.  If Otix’s board of directors determines, in its good faith judgment after consultation with its advisors, that the GN proposal currently constitutes, or may become, a superior proposal, then Otix’s board of directors will authorize management to commence negotiations with GN.

A copy of the press release issued by GN Store Nord A/S, the parent company of GN, in conjunction with this proposal is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	GN Store Nord A/S press release, dated September 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2010

OTIX GLOBAL, INC.

/s/ Michael M. Halloran

Michael M. Halloran
Vice President and Chief Financial Officer